1400 Union Meeting Road
                                                       Blue Bell, PA 19422
                                                       Phone:  215-619-2700
                                                       Fax:    215-619-7841

Contacts:
Ian Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              For Immediate Release

   C&D Technologies Announces Transfer of Electronics Manufacturing Services
                                 from Celestica


Blue Bell, PA - April 3, 2006 -C&D Technologies, Inc. (NYSE: CHP) today announced it has jointly agreed with Celestica, a leading electronics manufacturing services (EMS) firm, to terminate the existing Agreement for Manufacture dated 30 September 2004 by which Celestica manufactures DC/DC and AC/DC power supplies for C&D.

This decision has been reached in accordance with C&D's strategy of consolidating its supply base to companies concentrating on power manufacturing.

C&D Technologies plans to have completed the wind down of manufacturing operations with Celestica and the transfer of those operations by the end of September 2006.

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit www.cdtechno.com.

Forward-looking Statements: This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein. SOURCE: C&D Technologies, Inc.